Exhibit 99.2

Debt Subordination Agreement

Borrower:	Clean Diesel Technologies, Inc.

Creditor:	Kanis, S.A.

Date:	June 30, 2016

This Debt Subordination Agreement is executed by the above-named Creditor (“Creditor”) in favor of Haldor Topsøe A/S (“Lender”), with respect to the above-named borrower (“Borrower”). In order to induce Lender to extend or continue to extend financing to the Borrower (but without obligation on Lender’s part to do so), Creditor hereby agrees as follows:

1.  Subordination of Debt. Creditor hereby subordinates payment by the Borrower of any and all indebtedness, liabilities, guarantees and other obligations of the Borrower to such Creditor under that certain Promissory Note dated as of April 1, 2016 in the initial principal amount of US$2,000,000.00 (the “Subordinated Debt”), to the payment to Lender, in full in cash, of all indebtedness, liabilities, guarantees and other obligations of the Borrower to Lender under that certain Senior Convertible Promissory Note (the “Senior Note”) dated on or about June 2016 in the initial principal amount of US$750,000.00 (the “Senior Debt”). Unless and until all of the Senior Debt has been indefeasibly paid in full, in cash (after the passage of any relevant preference period) and all obligations of the Lender to make loans or extend other financial accommodations to the Borrower have terminated, Creditor agrees not to do any of the following, directly or indirectly: ask for or accept payment of all or any part of the Subordinated Debt, in cash or other property or by set-off or in any other manner, demand, sue for, accelerate the maturity of, or otherwise enforce any of the Subordinated Debt, enforce any guaranty of any of the Subordinated Debt, take any security for any of the Subordinated Debt, exercise any rights or remedies with respect to the Subordinated Debt, judicially or non-judicially (including without limitation the commencement of any bankruptcy or insolvency proceeding against the Borrower), or attempt to do any of the foregoing.

Notwithstanding anything in this Section 1 to the contrary, the Creditor and Borrower may amend the documentation of the Subordinated Debt to (i) decrease the interest rate under the Subordinated Debt; or (ii) extend the maturity date applicable to the Subordinated Debt.

Creditor further agrees that upon any distribution of the assets or readjustment of the indebtedness of the Borrower, Lender shall be entitled to receive payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt. Creditor shall endorse all notes and other written evidence of the Subordinated Debt with a statement that they are subordinated to the Senior Debt pursuant to the terms of this agreement, in such form as Lender shall require, and Creditor will exhibit copies of such notes and other written evidence of the Subordinated Debt to Lender so that Lender can confirm that such endorsement has been made, but this Subordination Agreement shall be fully effective, even if no such endorsement is made. Any amounts received by any Creditor contrary to the provisions of this Section shall be held in trust by such Creditor for the benefit of Lender and shall forthwith be paid over to Lender to be applied to the Lender debt in such order as Lender in its sole discretion shall determine, without limiting any other right of Lender hereunder or otherwise and without otherwise affecting the liability of such Creditor.

2.  Modifications to Senior Debt; Waivers. Until Lender has received payment in full of all Senior Debt, Creditor agrees that, in addition to any other rights that Lender may have at law or in equity, Lender may at any time, and from time to time, without such Creditor’s consent and without notice to such Creditor, renew, extend or increase any of the Senior Debt or that of any other person at any time directly or indirectly liable for the payment of any Senior Debt, accept partial payments of the Senior Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt, convert the Senior Debt into equity securities of Borrower pursuant to the Senior Note, make loans or advances to the Borrower secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to the Borrower, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Senior Debt or any present or future instrument, document or agreement between Lender and the Borrower, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral, and take any other action or omit to take any other action with respect to the Senior Debt or any collateral as Lender deems necessary or advisable in Lender’s sole discretion. Creditor waives any right to require Lender to marshal any assets in favor of such Creditor or against or in payment of any or all of the Senior Debt. Creditor further waives any defense arising by reason of any claim or defense based upon an election of remedies by Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Creditor’s subrogation rights, rights to proceed against the Borrower for reimbursement, and/or any other rights of such Creditor.

Notwithstanding anything in this Section 2 to the contrary, without Creditor’s consent, Lender may not increase the principal amount of the Senior Debt to be more than 110% of the original principal amount of the Senior Debt (i.e., $825,000) or increase the interest rate of the Senior Debt by more than 200 basis points.

3.  Notice of Default. Creditor shall give Lender written notice of any default or event of default under any document, instrument or agreement evidencing, or relating to any of the Subordinated Debt at the same time such notice is given to the Borrower.

4.  No Commitment; Bankruptcy Financing. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by Lender to continue financing arrangements with the Borrower and that Lender may terminate such arrangements at any time, in accordance with Lender’s agreements with the Borrower. In the event of any financing of the Borrower by Lender during a bankruptcy, arrangement, or reorganization of Borrower, Creditor agrees that the term “Senior Debt” shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and Creditor agrees to take such actions and execute such documents in such proceedings as may be necessary in Lender’s good faith business judgment in order to effectuate the foregoing. In the event of any bankruptcy, arrangement, or reorganization of the Borrower, Creditor agrees to take all actions requested by Lender in good faith to protect Lender’s interests and not to take any action which may, in Lender’s judgment, adversely affect Lender’s rights or interests. Without limiting the foregoing, no Creditor shall oppose or interfere with any financing of Borrower by Lender in any bankruptcy or insolvency proceeding with respect to the Borrower.

5.  Modifications; Refinancing. Until Lender has received payment in full of all Senior Debt, Creditor agrees not to modify any of the material terms of the Subordinated Debt (including without limitation payment terms, interest rate, maturity date, fees, and financial covenants), without Lender’s prior written consent. If Borrower wishes to refinance any of the Senior Debt with a new lender, upon Lender’s request of Creditor, Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

6.  Financial Condition of Borrower. Creditor is presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Senior Debt and the Subordinated Debt. Creditor covenants that it will continue to keep itself informed as to the Borrower’s financial condition and all other circumstances which bear upon the risk of non-payment of the Senior Debt and the Subordinated Debt. Creditor waives any right to require Lender to disclose to it any information which Lender may now or hereafter acquire concerning the Borrower.

7.  Representations. Creditor represents and warrants to Lender as follows: (a) the execution, delivery, and performance by such Creditor of this Agreement and the consummation of the transactions contemplated hereby do not contravene any law or any contractual restriction binding on or affecting such Creditor; (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Creditor of this Agreement; (c) such Creditor has duly executed and delivered this Agreement; (d) this Agreement is the legal, valid, and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights or insolvent corporations, generally; (e) there is no pending or, to the best of its knowledge, threatened action or proceeding affecting such Creditor, or any basis therefor, which questions the validity, binding effect or enforceability hereof, any action taken or to be taken pursuant hereto, or any of the transactions contemplated hereby; (f) the Subordinated Debt is not secured by any collateral or assets of any kind and will not be so secured until all of the Senior Debt has been indefeasibly paid in full, in cash (after the passage of any relevant preference period) and all obligations of the Lender to make loans or extend other financial accommodations to the Borrower have terminated; and (g) such Creditor has not previously executed a subordination agreement with respect to any of the Subordinated Debt and will not do so without prior written notice to Lender and without making such subordination agreement expressly subject to this Agreement.

8.  Revivor. If, after payment of the Senior Debt, the Borrower thereafter becomes liable to Lender on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Lender, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement among Lender and any of the Creditors.

9.  Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, or by fax (and if by fax, sent concurrently by one of the other methods provided herein), addressed to the parties at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt during business hours in the case of notices sent by fax.

10.  General. Creditor agrees, upon Lender’s request, to execute all such documents and instruments and take all such actions as Lender shall deem reasonably necessary or advisable in order to carry out the purposes of this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). The word “indebtedness” is used in this agreement in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Creditor represents and warrants that it has not heretofore transferred or assigned the Subordinated Debt or given any other subordination agreement in respect of any Subordinated Debt, and that it will not do so without prior written notice to Lender and without making such transfer, assignment or subordination expressly subject to this Agreement. This Agreement is solely for the benefit of Lender and Lender’s successors and assigns, and neither the Borrower nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. All of Lender’s rights and remedies hereunder and under applicable law are cumulative and not exclusive. This Agreement sets forth in full the terms of agreement between the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Lender and Creditor. This Agreement may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement. Creditor agrees to reimburse Lender, upon demand, for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Lender in enforcing this Agreement against Creditor, whether or not suit be brought. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party. This Agreement shall be binding upon Creditor and its successors and assigns and shall inure to the benefit of Lender and Lender’s successors and assigns.

11.  Governing Law; Jurisdiction; Venue. This Agreement and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of Lender and Creditor shall be governed by, and construed in accordance with the internal laws of the State of California without regard to conflict of laws principles, provided that Lender shall retain all rights arising under federal law. CREDITOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATING HERETO OR ANY ACT, TRANSACTION, DISPUTE OR CONTROVERSY ARISING HEREUNDER OR THEREUNDER OR RELATING HERETO OR THERETO, AND CREDITOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST SUCH CREDITOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY CREDITOR AGAINST LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA. Creditor consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Agreement or by any other method permitted by law.

12.  Mutual Waiver of Jury Trial. CREDITOR AND LENDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SUCH CREDITOR AND LENDER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF SUCH CREDITOR OR LENDER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SUCH CREDITOR OR LENDER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

[SIGNATURE PAGES FOLLOW]

Creditor:

Kanis, S.A.

By:	/s/ D R Gray
Name:	D R Gray
Title:	CFO
Address:	Kanis S.A.
P.O. Box 986, Third Floor Geneva Place
Road Town
Tortola VG1110
British Virgin Islands

CONSENT AND AGREEMENT OF BORROWER

The undersigned Borrower hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing Debt Subordination Agreement and agrees to be bound thereby. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by Lender and the Creditor without notice to or the consent of Borrower, provided, however, that any alteration, modification or amendment that affects the rights and/or obligations of Borrower thereunder shall require, solely as to Borrower, Borrower’s prior written consent. No such alteration, modification or amendment, however, shall affect the enforceability thereof between Borrower and Creditor regardless of whether the consent of Borrower thereto is obtained.

Borrower:

CLEAN DIESEL TECHNOLOGIES, INC.

By	/s/ Matthew Beale
Name	Matthew Beale
Title	C.E.O.

Accepted:

Lender:

Haldor Topsøe A/S

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